UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 26, 2005

AMERICAN VANGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13795	95-2588080
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

4695 MacArthur Court

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number: (949) 260-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	OTHER EVENTS

In October 2004, AMVAC Chemical Corporation (“AMVAC”), a wholly-owned subsidiary of American Vanguard Corporation, entered into a written Data Compensation Agreement with FMC Corporation (“FMC”) pursuant to which AMVAC paid FMC for the right to proceed with its bifenthrin products based upon FMC’s original bifenthrin EPA registrations. During the negotiations leading up to the signed Agreement, FMC was provided with complete copies of the labels that AMVAC intended to and is now using with its sales of bifenthrin products.

Subsequent to accepting payment from AMVAC under the Agreement, FMC filed copyright registrations for its bifenthrin labels and began making claims in the bifenthrin industry that all competitors (including AMVAC) are precluded from using its copyrighted labels. FMC’s position has caused uncertainty in the bifenthrin market.

In order to protect its rights under the Agreement and eliminate uncertainty in the market regarding AMVAC’s legitimate right to manufacture and sell its bifenthrin products, WISDOM TC™ and DISCIPLINE 2EC™ with its existing labels, AMVAC filed a civil action in the United States District Court for the Central District of California (Southern Division) against FMC titled AMVAC Chemical Corporation v. FMC Corporation [Case No. SACV 05-511 AHS (ANx)]. The civil action seeks, among other things, a declaratory judgment that AMVAC is authorized to sell its bifenthrin products with its existing labels. FMC later filed a civil action for copyright infringement in the United States District Court for the Eastern District of Pennsylvania against AMVAC titled FMC Corporation v. AMVAC Chemical Corporation (Civil Action No. 05 cv 2593).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN VANGUARD CORPORATION
(Registrant)

By:	/s/ JAMES A. BARRY
James A. Barry
Senior Vice President
Chief Financial Officer

Date: June 24, 2005